UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): November 6, 2008

United Parcel Service, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-15451	58-2480149
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Glenlake Parkway, N.E., Atlanta, Georgia	30328
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (404) 828-6000
Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
     On November 6, 2008, the Board of Directors of United Parcel Service, Inc. (the “Company”) approved an amendment and restatement of the Company’s By-laws (the “Amended Bylaws”). The following is a summary of the changes, qualified by reference to the Amended Bylaws, together with a copy marked to show changes from the prior By-laws, each of which is attached as Exhibit 3.1 and 3.2, respectively, and incorporated by reference herein.
Article II, Section 10, Notice of Stockholder Business and Nominations
     The changes are primarily intended to enhance the advance notice provisions of the Company’s Amended Bylaws to ensure that such provisions are clear and unambiguous in light of recent developments in Delaware law. The changes clarify the procedures for stockholders seeking to nominate directors and to propose other business at a meeting of stockholders, and will become effective at the time of the Company’s 2009 annual meeting of shareowners, which is scheduled to be held on May 7, 2009. The Amended Bylaws provide that the notice procedures set forth in Article II apply to all director nominations and other proposals of business and are the exclusive means for a stockholder to submit such business (other than proposals governed by Rule 14a-8 under the Securities Exchange Act of 1934, as amended, which provides its own procedural requirements). The Amended Bylaws expand the required disclosure in the stockholder’s advance notice to include:
•	as to each person whom the stockholder proposes to nominate as a director, all such information as would be required to be disclosed under the Security and Exchange Commission’s proxy rules for the election of such nominees as directors and such person’s written consent to serve as a director of the Company, if elected;
•	a brief description of proposed business, which business must be a proper matter for stockholder action under Delaware law, the reasons for conducting such business at the meeting of stockholders and any material interest in such business of such stockholder or beneficial owner, if any, on whose behalf the proposal is made;
•	the name and address of such stockholder and any beneficial owner on whose behalf the nomination or proposal is being made (each, a “Party”);
•	detailed information regarding the Company’s securities or interests held or owned by each such Party, including derivative positions;
•	any other information relating to each Party that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the proposal of business and/or the election of directors; and
•	a statement as to whether or not each such Party will deliver a proxy statement and form of proxy to holders of at least the percentage of voting power of all the shares of the Company’s capital stock required to carry the business proposal(s) or elect such nominee(s), as the case may be.
Other Changes in the Amended Bylaws
     In addition to the changes described above, the Amended Bylaws include non-substantive changes to clarify or update certain provisions to be consistent with the Company’s Certificate of Incorporation or Delaware law and to make the provisions gender neutral. These changes to the Amended Bylaws became effective upon approval of the Board on November 6, 2008.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits

3.1	Amended and Restated Bylaws of United Parcel Service, Inc.

3.2	Marked Amended and Restated Bylaws of United Parcel Service, Inc.

Signatures
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNITED PARCEL SERVICE, INC.
Date: November 12, 2008	By:	/s/ Kurt P. Kuehn
Kurt P. Kuehn
Senior Vice President, Chief Financial Officer and Treasurer

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